                                                                    EXHIBIT 10.2

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                                 LOAN AGREEMENT

                         Dated as of September 25, 2001

                                     Between

                               KPT COMMUNITIES LLC
                                   as Borrower

                                       And

                            CDC MORTGAGE CAPITAL INC.
                                    as Lender




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

                                TABLE OF CONTENTS

                                                                                  Page
1.   DEFINITIONS; PRINCIPALS OF CONSTRUCTION ...................................     1
        1.1  Specific Definitions ..............................................     1
        1.2  Index of Other Definitions ........................................     7
        1.3  Principles of Construction ........................................     8

2.   GENERAL LOAN TERMS ........................................................     8
        2.1  The Loan ..........................................................     8
        2.2  Interest; Monthly Payments ........................................     8
                2.2.1    Generally .............................................     8
                2.2.2    Default Rate. .........................................     8
                2.2.3    Taxes .................................................     8
                2.2.4    Breakage Indemnity ....................................     9
        2.3  Loan Repayment ....................................................     9
                2.3.1    Repayment .............................................     9
                2.3.2    Mandatory Prepayments .................................     9
                2.3.3    Optional Prepayments ..................................    10
        2.4  Release of Properties .............................................    10
                2.4.1    Release on Payment in Full ............................    10
                2.4.2    Sale of Properties ....................................    10
                2.4.3    Release of Outparcels .................................    11
        2.5  Payments and Computations .........................................    13
                2.5.1    Making of Payments ....................................    13
                2.5.2    Computations ..........................................    13
                2.5.3    Late Payment Charge ...................................    13
        2.6  Interest Rate Protection Agreements. ..............................    14
                2.6.1    Interest Rate Protection Agreement ....................    14
                2.6.2    Execution of Documents ................................    14
                2.6.3    No Obligation of Lender ...............................    15
                2.6.4    Receipts from Interest Rate Protection Agreements .....    15
        2.7  Fees. .............................................................    15
                2.7.1    Structuring Fee/Advance Fee ...........................    15
                2.7.2    Exit Fee ..............................................    15
        2.8  Extension Option. .................................................    15

3.   CASH MANAGEMENT AND RESERVES ..............................................    16
        3.1  Cash Management Arrangements ......................................    16
        3.2  Required Repairs ..................................................    16
                3.2.1    Completion of Required Repairs ........................    16
                3.2.2    Required Repairs Reserves .............................    16
        3.3  Taxes and Insurance ...............................................    17
                3.3.1    General ...............................................    17
                3.3.2    Alternative Insurance Escrow ..........................    18

                                       i

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
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         3.4      Capital Expense Reserves .................................    19
         3.5      Rollover Reserves ........................................    19
         3.6      Operating Expense Subaccount .............................    20
         3.7      Casualty/Condemnation Subaccount .........................    20
         3.8      Security Deposits ........................................    20
         3.9      Grant of Security Interest; Application of Funds .........    21
         3.10     Property Cash Flow Allocation ............................    21

4.   REPRESENTATIONS AND WARRANTIES ........................................    22
         4.1      Organization; Special Purpose ............................    22
         4.2      Proceedings; Enforceability ..............................    22
         4.3      No Conflicts .............................................    22
         4.4      Litigation ...............................................    23
         4.5      Agreements ...............................................    23
         4.6      Title ....................................................    23
         4.7      No Bankruptcy Filing .....................................    24
         4.8      Full and Accurate Disclosure .............................    24
         4.9      No Plan Assets ...........................................    24
         4.10     Compliance ...............................................    25
         4.11     Contracts ................................................    25
         4.12     Federal Reserve Regulations; Investment Company Act ......    25
         4.13     Utilities and Public Access ..............................    25
         4.14     Physical Condition .......................................    26
         4.15     Leases ...................................................    26
         4.16     Fraudulent Transfer ......................................    27
         4.17     Ownership of Borrower ....................................    27
         4.18     Management Agreements ....................................    27
         4.19     Hazardous Substances .....................................    27
         4.20     Name; Principal Place of Business. .......................    28
         4.21     Other Debt ...............................................    28

5.   COVENANTS .............................................................    28
         5.1      Existence ................................................    28
         5.2      Taxes ....................................................    29
         5.3      Repairs; Maintenance and Compliance; Alterations .........    29
                      5.3.1    Repairs; Maintenance and Compliance .........    29
                      5.3.2    Alterations .................................    29
         5.4      Performance of Other Agreements ..........................    30
         5.5      Cooperate in Legal Proceedings ...........................    30
         5.6      Further Assurances .......................................    30
         5.7      Environmental Matters ....................................    31
                      5.7.1    Hazardous Substances ........................    31
                      5.7.2    Environmental Monitoring ....................    31
         5.8      Title to the Properties ..................................    32

                                                                                  Page
                                                                                  ----
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         5.9   Leases ...........................................................   33
                  5.9.1    Generally ............................................   33
                  5.9.2    Material Leases ......................................   33
                  5.9.3    Minor Leases. ........................................   34
                  5.9.4    Additional Covenants with respect to Leases ..........   34
         5.10  Estoppel Statement ...............................................   35
         5.11  Property Management ..............................................   35
                  5.11.1   Management Agreements ................................   35
                  5.11.2   Termination of Manager ...............................   35
         5.12  Special Purpose Bankruptcy Remote Entity .........................   36
         5.13  Assumption in Non-Consolidation Opinion ..........................   36
         5.14  Change In Business or Operation of Properties ....................   36
         5.15  Certain Prohibited Actions .......................................   36
         5.16  Prohibited Transfers .............................................   37
         5.17  Expenses .........................................................   38
         5.18  Indemnity ........................................................   39

6.       NOTICES AND REPORTING ..................................................   40
         6.1   Notices. .........................................................   40
         6.2   Borrower Notices and Deliveries. .................................   40
         6.3   Financial Reporting ..............................................   41
                  6.3.1    Bookkeeping ..........................................   41
                  6.3.2    Annual Reports .......................................   41
                  6.3.3    Monthly Reports ......................................   41
                  6.3.4    Other Reports ........................................   42
                  6.3.5    Annual Budget ........................................   42
                  6.3.6    Breach ...............................................   42

7.       INSURANCE; CASUALTY; AND CONDEMNATION ..................................   43
         7.1   Insurance ........................................................   43
                  7.1.1    Coverage .............................................   43
                  7.1.2    Policies .............................................   44
         7.2   Casualty .........................................................   44
                  7.2.1    Notice; Restoration ..................................   44
                  7.2.2    Settlement of Proceeds ...............................   45
         7.3   Condemnation .....................................................   45
                  7.3.1    Notice; Restoration ..................................   45
                  7.3.2    Collection of Award ..................................   45
         7.4   Application of Proceeds or Award .................................   46
                  7.4.1    Application to Restoration ...........................   46
                  7.4.2    Application to Debt ..................................   46
                  7.4.3    Procedure for Application to Restoration .............   47

8.       DEFAULTS ...............................................................   47
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                                      iii

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
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         8.1     Events of Default ........................................................     47
         8.2     Remedies. ................................................................     49
                    8.2.1    Acceleration .................................................     49
                    8.2.2    Remedies Cumulative. .........................................     49
                    8.2.3    Severance ....................................................     50
                    8.2.4    Delay ........................................................     50
                    8.2.5    Lender's Right to Perform ....................................     50

9.    SPECIAL PROVISIONS ..................................................................     50
         9.1     Sale of Note and Secondary Market Transaction ............................     50
                    9.1.1    Cooperation ..................................................     50
                    9.1.2    Use of Information ...........................................     51
                    9.1.3    Borrower Obligations Regarding Disclosure Documents ..........     52
                    9.1.4    Borrower Indemnity Regarding Filings .........................     52
                    9.1.5    Indemnification Procedure ....................................     53
                    9.1.6    Contribution .................................................     53
                    9.1.7    Rating Surveillance ..........................................     53
                    9.1.8    Severance Documentation ......................................     54

10.   MISCELLANEOUS .......................................................................     54
         10.1    Exculpation ..............................................................     54
         10.2    Brokers and Financial Advisors ...........................................     55
         10.3    Retention of Servicer ....................................................     56
         10.4    Survival .................................................................     56
         10.5    Lender's Discretion ......................................................     56
         10.6    Governing Law ............................................................     56
         10.7    Modification, Waiver in Writing ..........................................     57
         10.8    Trial by Jury ............................................................     58
         10.9    Headings/Exhibits ........................................................     58
         10.10   Severability .............................................................     58
         10.11   Preferences ..............................................................     58
         10.12   Waiver of Notice .........................................................     58
         10.13   Remedies of Borrower .....................................................     59
         10.14   Prior Agreements .........................................................     59
         10.15   Offsets, Counterclaims and Defenses ......................................     59
         10.16   Publicity ................................................................     59
         10.17   No Usury .................................................................     59
         10.18   Conflict; Construction of Documents ......................................     60
         10.19   No Third Party Beneficiaries .............................................     60
         10.20   Yield Maintenance Premium ................................................     60
         10.21   Assignment ...............................................................     61
         10.22   Cross Default; Cross Collateralization ...................................     61
         10.23   Counterparts .............................................................     61

                                                                            Page
                                                                            ----
Schedule 1  -  Index of Other Definitions
Schedule 2  -  Location of Properties
Schedule 3  -  Form of Note
Schedule 4  -  Required Repairs
Schedule 5  -  Exceptions to Representations and Warranties
Schedule 6  -  Organization of Borrower

Schedule 7  -  Calculation of UNOI

Schedule 8  -  Definition of Special Purpose Bankruptcy Remote Entity
Schedule 9  -  Allocated Loan Amounts
Schedule 10 -  Description of Outparcel
Schedule 11 -  Form of Single Member LLC Agreement

                                 LOAN AGREEMENT

     LOAN AGREEMENT dated as of September 25, 2001 (as the same may be modified, supplemented, amended or otherwise changed, this "Agreement") between KPT COMMUNITIES LLC, a Delaware limited liability company (together with its permitted successors and assigns, "Borrower"), and CDC MORTGAGE CAPITAL INC., a New York corporation (together with its successors and assigns, "Lender").

     1.   DEFINITIONS; PRINCIPALS OF CONSTRUCTION
          ---------------------------------------

          1.1 Specific Definitions. The following terms have the meanings set
              --------------------
forth below:

              Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

              Allocated Loan Amount: with respect to each Property, the amount set forth with respect to such Property on Schedule 9.

              Approved Capital Expenses: Capital Expenses incurred by Borrower, provided that during a Cash Management Period, such Capital Expenses shall either be (i) included in the approved Capital Budget for a Property for the current calendar month or (ii) approved by Lender in its reasonable discretion.

              Approved Leasing Expenses: expenses incurred by Borrower in leasing space at a Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions, tenant improvements and other inducements, which expenses (i) are (A) not disapproved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

              Approved Operating Expenses: during a Cash Management Period, operating expenses incurred by Borrower which (i) are included in the approved Operating Budget for a Property for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service or other similar fixed charge to such Property or (iii) have been approved by Lender in its reasonable discretion.

              Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

              Cash Management Period: shall commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) an Event of Default, (iii) the finding by Lender that less than 95% of the Rents received by Borrower have been deposited into the Clearing Account for any calendar month or (iv) the failure by Borrower, after the end of a calendar quarter, to maintain a Debt Service Coverage Ratio of at least 1.05:1; and shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or
(2) the Stated Maturity Date has not occurred and for twelve consecutive months since the commencement of the existing Cash Management Period (A) no Event of Default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the Debt Service Coverage Ratio is at least equal to 1.10:1.

          CDC: CDC Mortgage Capital Inc., a New York corporation.

          Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          Control: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

          Debt: the unpaid Principal, all interest accrued and unpaid thereon, all Exit Fees, any Yield Maintenance Premium or Prepayment Premium, if and as applicable, and all other sums due to Lender in respect of the Loan or under any Loan Document.

          Debt Service: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period (after giving effect to any prepayments of Principal during such period).

          Debt Service Constant: for any period, the greater of (i) the Interest Rate (after giving effect to the Interest Rate Protection Agreement) and (ii) 10.09%.

          Debt Service Coverage Ratio: as of any date, the ratio, as calculated by Lender, of (i) the Net Operating Income for the 12-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

          Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

          Deposit Bank: LaSalle Bank, N.A., or such other bank or depository selected by Lender in its discretion.

          ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

          ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

          GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

          Guarantor: KPT Properties, L.P., a Delaware limited partnership.

          Leases: all leases and other agreements or arrangements heretofore or hereafter entered into providing for the use, enjoyment or occupancy of any part of a Property or the Improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder, but exclusive of subleases, vending machine agreements and other concession agreements, restrictive covenants, easements and other estates and interests which are not commonly considered leases in real estate usage.

          Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of any Property.

          Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including each of the following, each of which is dated as of the date hereof: (i) the Note or Notes in the form of Schedule 3 hereto made by Borrower to Lender in the aggregate principal amount equal to the Loan (the "Note"), (ii) each Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower (or each Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrower to a trustee, as the case may
be) in favor of Lender which covers a Property (collectively, the "Mortgages"),
(iii) each Assignment of Leases and Rents from

Borrower to Lender, (iv) each Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (v) the Clearing Account Agreement (the "Clearing Account Agreement ") among Borrower, Lender, Managers and First Union National Bank, (vi) the Deposit Account Agreement (the "Deposit Account Agreement ") among Borrower, Lender, Managers and the Deposit Bank and (vii) the Guaranty of Recourse Obligations made by Guarantor; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

          Management Agreement: as to each Manager, the management agreement between Borrower and such Manager, pursuant to which such Manager is to manage the Properties specified in such Management Agreement, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11.

          Manager: RMC/Konover Property Trust LLC as to the Eastgate, Mandarin, Oakland Park, Hollywood and Lake Washington Properties, and KPT Properties, L.P. as to each of the other Properties, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.11.

          Material Alteration: any alteration affecting structural elements of a Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

          Material Lease: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) constitute more than 8% of a Property's gross leaseable area or (ii) have a gross annual rent of more than 5% of the total annual Rents for such Property.

          Maturity Date: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

          Minor Lease: any Lease that is not a Material Lease.

          Net Operating Income: for any period, the actual net operating income of the Properties after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement.

          Net Sales Proceeds: with respect to the sale of any Property, the gross proceeds of such sale less (i) all reasonable and customary transaction costs approved by Lender in its reasonable discretion and (ii) costs associated with the prepayment of the Loan, including the Exit Fee and any applicable Prepayment Premium or Yield Maintenance Premium.

          Officer's Certificate: a certificate delivered to Lender by Borrower which is signed by an authorized representative of Sole Member on behalf of Borrower, without individual liability to the signatory.

          Permitted Encumbrances: (i) the Liens created by the Loan Documents,
(ii) all Liens and other matters disclosed in the title insurance policies insuring the Liens of the Mortgages, (iii) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, (iii) any workers', mechanics' or other similar Liens on a Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien and (iv) such other title and survey exceptions as Lender approves in writing in Lender's reasonable discretion.

          Permitted Transfers: (i) a Lease entered into in accordance with the Loan Documents, (ii) a Permitted Encumbrance, (iii) a Transfer of a Property or an Outparcel in accordance with Section 2.4.2 or 2.4.3, (iv) a Special Transfer in accordance with the requirements set forth in Section 5.16, (v) a Transfer of publicly traded shares or of operating partnership units in Sole Member or Konover Property Trust, Inc., or (vi) provided that no Default or Event of Default shall then exist, a Transfer of a direct or indirect interest in Sole Member to any Person; provided that if such Transfer described in this clause
(vi) causes the transferee (together with its Affiliates) to acquire Control of Borrower or Sole Member or to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds 49%, (A) such Transfer shall have been approved by Lender in its reasonable discretion (and any other participant or holder of a beneficial interest in the Loan in its reasonable discretion; provided, however, with respect to obtaining such consent from any such other participant or holder of a beneficial interest in the Loan, Lender and Borrower hereby agree that Lender and/or CDC shall bear the responsibility for obtaining such consent, and Borrower's sole obligation with respect thereto shall be to request a consent thereto from Lender and CDC in accordance with the terms and provisions of this Agreement, and unless the response from Lender or CDC indicates otherwise, then any approval or deemed approval by Lender or CDC shall be deemed an approval by such other participants or holders of a beneficial interest in the Loan) and CDC in its reasonable discretion, (B) Borrower shall pay to Lender a transfer fee in an amount equal to 1% of the unpaid Principal and shall reimburse Lender for all reasonable expenses incurred by Lender in connection with such Transfer, (C) Borrower shall deliver to Lender a substantive non_consolidation opinion with respect to Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies and (D) if such Transfer occurs after a Secondary Market Transaction, Borrower, at its sole cost and expense, shall deliver (or caused to be delivered) to Lender a Rating Comfort Letter. Notwithstanding the foregoing, with respect to any Transfer that requires consent from Lender and CDC (and any other participant or holder of a beneficial interest in the Loan), provided that no Event of Default is continuing, if Borrower provides Lender and CDC with a written request for approval (which written request shall specifically refer to Section 5.16 and shall explicitly state that failure by Lender and CDC to approve or disapprove within 20 Business Days will constitute a deemed approval) and Lender and/or CDC fail to respond to Borrower within 20 Business Days after receipt by Lender and CDC of the request, the proposed Transfer shall be deemed approved by the non-responding party (i.e., Lender and/or CDC, as applicable), and the condition described in clause (A) above shall be deemed satisfied as to such non-responding party.

          Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

          Principal: the principal of the Loan or a specified portion thereof.

          Properties: collectively, the parcels of real property and Improvements thereon owned by Borrower and encumbered by the Mortgages; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgages and referred to therein as the Mortgaged Property or the Trust Property, as applicable. The location of each Property is identified on Schedule 2.

          Rating Agency: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), and Fitch IBCA Duff & Phelps or any other nationally-recognized statistical rating organization to the extent any of the foregoing are at the time in question engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

          Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

          Release Amount: with respect to any Property sold pursuant to Section
2.4.2 the greater of (i) 100% of the Net Sales Proceeds with respect to such Property and (ii) 125% of the Allocated Loan Amount for such Property.

          Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Managers or any of their agents or employees (other than fees paid under the Management Agreements and salaries paid to employees) from any and all sources arising from or attributable to each Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property or rendering of services by Borrower, Managers or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

          Servicer: a servicer selected by Lender to service the Loan.

          Sole Member: KPT Properties, L.P., a Delaware limited partnership, the sole member of Borrower.

          State: as to any Property, the state in which such Property is located.

          Stated Maturity Date: November 11, 2003, as the same may be extended pursuant to Section 2.8.

          Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Properties.

          Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

          Transfer: any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (i) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in Borrower (including any profit interest), or
(iii) any direct or indirect interest in Sole Member.

          UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

          Underwritten Debt Service: with respect to any particular period, the greater of (i) scheduled Principal and interest payments due under the Note in such period or (ii) the product of (A) the outstanding principal as of the end of such period multiplied by (B) the Debt Service Constant for such period.

          Underwritten Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the UNOI for the 12_month period ending with the most recently completed calendar month to (ii) the Underwritten Debt Service with respect to such period.

          UNOI (Underwritten Net Operating Income): the stabilized, recurring net operating income of the Property reasonably determined by Lender in accordance with the provisions contained in Schedule 7.


     1.2  Index of Other Definitions. An index of other terms which are defined
          --------------------------
in this Agreement or in other Loan Documents is set forth on Schedule 1.

     1.3  Principles of Construction. Unless otherwise specified, (i) all
          --------------------------
references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.   GENERAL LOAN TERMS
     ------------------

     2.1  The Loan. Lender is making a Loan (the "Loan") to Borrower on the date
          --------
hereof in the original principal amount of $58,000,000, which shall mature on the Stated Maturity Date. Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

     2.2  Interest; Monthly Payments.
          --------------------------

          2.2.1 Generally. From and after the date hereof, interest on the
                ---------
unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including October 10, 2001. On November 11, 2001 (which shall be the first Payment Date hereunder) and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date. All accrued and unpaid interest shall be due and payable on the Maturity Date. If, after the occurrence of a Secondary Market Transaction, the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity
Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

          2.2.2 Default Rate. After the occurrence and during the continuance of
                ------------
an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

          2.2.3 Taxes. Any and all payments by Borrower hereunder and under the
                -----
other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "Applicable Taxes" ). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor.

          2.2.4 Breakage Indemnity. Borrower shall indemnify Lender against any
                ------------------
loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error. Borrower's obligations under this Section
2.2.4 are in addition to Borrower's obligations to pay any Yield Maintenance Premium or Prepayment Premium applicable to a payment or prepayment of Principal.


     2.3   Loan Repayment.
           --------------

           2.3.1   Repayment. Borrower shall repay the entire outstanding
                   ---------
principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to the Exit Fee (to the extent required pursuant to the terms of this Agreement and the Note) and any other amounts then due and owing under the Loan Documents, including the Yield Maintenance Premium (if such repayment or prepayment occurs prior to the Yield Maintenance Date) and the Prepayment Premium (if such repayment or prepayment occurs from and after the Yield Maintenance Date through and including October 11, 2003). If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium, the Prepayment Premium and/or Exit Fee, in each case, to the extent applicable to such prepayment. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the Properties (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

           2.3.2   Mandatory Prepayments. The Loan is subject to mandatory
                   ---------------------
prepayment in certain instances of Insured Casualty or Condemnation (each, a "Casualty/Condemnation Prepayment "), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be made on a Payment Date and shall be applied in the same manner as repayments under Section 2.3.1, and after the occurrence of a Secondary Market Transaction, if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium or the Prepayment Premium, but subject to the payment of the Exit Fee (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement or the Note, such payment of the Exit Fee shall be payable whether or not the subject Casualty/Condemnation Payment is made prior to, on or after the Yield Maintenance Date).

           2.3.3   Optional Prepayments. Borrower shall have the right to prepay
                   --------------------
all or any portion of the Principal on any Payment Date provided that Borrower gives Lender at least 15 days prior written notice thereof and such prepayment is accompanied by (a) the Yield Maintenance Premium applicable thereto or Prepayment Premium applicable thereto, if any, and (b) the Exit Fee applicable thereto. If after the occurrence of a Secondary Market Transaction, any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.

     2.4   Release of Properties.
           ---------------------

           2.4.1   Release on Payment in Full. Lender shall, upon the written
                   --------------------------
request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower's designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Note and the Liens of the Loan Documents if not theretofore released.

           2.4.2   Sale of Properties. Borrower may obtain the release of a
                   ------------------
Property from the Lien of the Mortgage encumbering such Property (and related Loan Documents) thereon upon a bona fide third-party sale of such Property, provided each of the following conditions are satisfied:

           (a) The sale of such Property is pursuant to an arms' length agreement to a third party not Affiliated with Borrower or Guarantor, and in which Borrower and any Affiliate of Borrower and/or Guarantor does not have any beneficial interest;

           (b) Borrower shall (i) pay all accrued and unpaid interest on the Principal being prepaid pursuant to clause (ii) of this subsection (b) (including, after the occurrence of a Secondary Market Transaction, if such prepayment is not made on a Payment Date, interest through the end of the current Interest Period) and (ii) make a prepayment of Principal in an amount which shall equal or exceed the Release Amount (together with all accrued and unpaid interest on the Principal being prepaid) and pay to Lender the Yield Maintenance Premium (if applicable) or the Prepayment Premium (if applicable) and Exit Fee (if applicable) on the Principal being prepaid;

           (c) Both immediately before such sale and immediately thereafter, no Default or Event of Default shall be continuing;

           (d) The representations and warranties made by Borrower and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale);

           (e) Borrower shall have given Lender at least 20 days' prior written notice of such sale, accompanied by a copy of the applicable contract of sale and any material related documents, and unless Lender is preparing the release documents, drafts of any applicable release documents (which shall be subject to Lender's approval);

           (f) Borrower shall have delivered to Lender a copy of the draft closing settlement statement for such sale at least one Business Day prior to the closing of such sale and the final settlement statement on the closing date;

           (g) Borrower shall have paid to Lender all costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with such sale and the release of such Property from the Lien of the Loan Documents;

           (h) Borrower and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the Loan Documents and the Liens thereof; and

           (i) after giving effect to such release, the Underwritten Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Underwritten Debt Service Coverage Ratio immediately preceding such release and (ii) 1.20:1.

           2.4.3   Release of Outparcels. Borrower may obtain (i) the release of
                   ---------------------
the non-incoming producing outparcel on the Stanton Square Property identified on Schedule 10 (the"Outparcel") from the Lien of the applicable Mortgage (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to the Outparcel (other than those obligations expressly stated to survive), upon satisfaction of each of the following conditions:

           (a) Concurrently with the release of the Outparcel, Borrower transfers fee simple title to the Outparcel to a third party (such that Borrower continues to be a Special Purpose Bankruptcy Remote Entity);

           (b) if such release is made in connection with a sale of the Outparcel, Borrower shall (i) pay all accrued and unpaid interest on the Principal being prepaid pursuant to clause (ii) of this subsection (b) (including, after the occurrence of a Secondary Market Transaction, if such prepayment is not made on a Payment Date, interest through the end of the current Interest Period) and (ii) make a prepayment of Principal in an amount which shall equal or exceed the greater of (x) 100% of the Net Sales Proceeds with respect to such sale or (y) $240,000, plus all accrued and unpaid interest on the Principal being prepaid and pay to Lender the Yield Maintenance Premium (if applicable) or the Prepayment Premium (if applicable) and Exit Fee (if applicable) on the Principal being prepaid;

           (c)     the Outparcel constitutes a separate tax lot;

           (d) the conveyance of the Outparcel does not (1) adversely affect the operation of or access to or from the portion of the applicable Property continuing to be subject to the Lien of the applicable Mortgage after such release (the "Remaining Property" ), (2) cause any portion of the Remaining Property to be in violation of any Legal Requirements, or (3) create any Liens on the Remaining Property;

           (e)    no Default or Event of Default shall exist;

           (f) the representations and warranties made by Borrower in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such conveyance and release (and after giving effect to such conveyance and release);

           (g) Borrower shall submit to Lender, not less than 20 days prior to the date of such release:

                  (i) unless Lender is preparing the release documents, a release of Lien for the Outparcel (for execution by Lender) in a form appropriate in the State and satisfactory to Lender in its reasonable discretion;

                  (ii) unless such an easement already exists of record, and provided that there are shared facilities, access or parking, a proposed form of easement agreement between Borrower and the transferee of the Outparcel, in form and substance satisfactory to Lender in its reasonable discretion, pursuant to which Borrower shall receive such easements, and the right to enforce such restrictive covenants, over the Outparcel that are reasonably required for the continued use and operation of the Remaining Property;

                  (iii) zoning opinions or other evidence reasonably satisfactory to Lender that (1) the Outparcel being released and the Remaining Property constitute separate and distinct tax lots, (2) the Remaining Property complies with all zoning laws and all other Legal Requirements, (3) all of the Licenses, including all of the then existing certificates of occupancy, shall remain in full force and effect after the conveyance of the Outparcel to be released, (4) no portion of the Remaining Property shall for any purpose whatsoever be part of a tax lot with all or part of any of the Outparcel being released and (5) from and after the date of the release, no portion of the Remaining Property shall with respect to any contractual requirement or Legal Requirement (including zoning approvals, building code violations and parking requirements) be materially adversely affected in any manner by any contractual requirement or Legal Requirement affecting the Outparcel to be released or, unless covered by the easement agreement referred to in paragraph (g)(ii) above, otherwise be dependent on or otherwise linked or connected to the Outparcel to be released; and

                  (iv) an Officer's Certificate certifying that such documentation (A) is in compliance with all Legal Requirements, and (B) will not impair or otherwise adversely affect the Liens and other rights of Lender under the Loan Documents;

           (h) concurrently with such release, Borrower shall deliver to Lender an executed original of the easement agreement referred to in paragraph
(g)(ii) above;

           (i) the shape, location and configuration of the Remaining Property shall be reasonably satisfactory to Lender;


           (j) if such release occurs after a Secondary Market Transaction, upon Lender's request, an opinion of counsel for Borrower in form satisfactory to Lender stating that the release of the Outparcel will not adversely affect the status of any REMIC Trust formed in connection with a Secondary Market Transaction;

           (k) Borrower shall pay all expenses incurred by Lender (including reasonable attorneys' fees) in connection with such release; and

           (l) Borrower shall satisfy such other conditions imposed by Lender in its reasonable discretion.

     2.5   Payments and Computations.
           -------------------------

           2.5.1  Making of Payments. Each payment by Borrower shall be made in
                  ------------------
funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

           2.5.2  Computations. Interest payable under the Loan Documents shall
                  ------------
be computed on the basis of the actual number of days elapsed over a 360-day year.

           2.5.3  Late Payment Charge. If any Principal, interest or other sum
                  -------------------
due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law (the "Late Payment Charge "), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

     2.6   Interest Rate Protection Agreements.
           -----------------------------------

           2.6.1  Interest Rate Protection Agreement. As of the date hereof,
                  ----------------------------------
Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions. (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to Section 2.8, being referred to herein as the "Interest Rate Protection Agreement "):

           (1) the Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least "AA" by S&P and "Aa2" by Moody's; has a term ending no earlier than the originally scheduled Stated Maturity Date; is an interest rate cap in respect of a notional amount not less than the original Principal amount of the Loan that shall have the effect of capping LIBOR at 6.46% per annum; and provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof.

           (2) Borrower's interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty's agreement to pay directly into the Clearing Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and shall otherwise be satisfactory to Lender in form and substance.

           (3) Notwithstanding anything in this Section 2.6.1 to the contrary, prior to purchasing an Interest Rate Protection Agreement, Borrower shall notify CDC Financial Products Inc. of its intention to purchase such Interest Rate Protection Agreement, which notice shall contain the name of the proposed financial institution and the price and other applicable terms relating to the proposed Interest Rate Protection Agreement. CDC Financial Products Inc. or its Affiliate shall have the right, by notice to Borrower given within two Business Days after receipt of Borrowers' notice to provide an Interest Rate Protection Agreement to Borrower at the same (or lower) price and upon the same terms and conditions applicable to the proposed Interest Rate Protection Agreement with such other financial institution and Borrower hereby agrees to promptly enter into same with CDC Financial Products Inc. or its Affiliate. If CDC Financial Products Inc. or its Affiliate does not timely provide such Interest Rate Protection Agreement to Borrower as provided in the preceding sentence, Borrower may purchase the Interest Rate Protection Agreement from any financial institution having a rating of at least that specified in Section 2.6.1(1) above at the same (or lower) price and upon substantially the same terms and conditions applicable to the proposed Interest Rate Protection Agreement first offered to CDC Financial Products Inc.

           2.6.2  Execution of Documents. Borrower shall promptly execute and
                  ----------------------
deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.

           2.6.3  No Obligation of Lender. Borrower agrees that Lender shall not
                  -----------------------
have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower's performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

           2.6.4  Receipts from Interest Rate Protection Agreements. All
                  -------------------------------------------------
payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Clearing Account and applied in the same manner as Rents are applied under Section 3.10.

     2.7   Fees.
           ----

           2.7.1   Structuring Fee/Advance Fee. On the date hereof, Borrower
                   ---------------------------
shall pay to Lender a structuring fee of $870,000.

           2.7.2   Exit Fee. Upon any repayment or prepayment of Principal on or
                   --------
after the Yield Maintenance Date, Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto. Upon any acceleration of the Loan on or after the Yield Maintenance Date, Borrower shall immediately pay to Lender on account of the Exit Fee the amount by which (i) one percent (1%) of the aggregate amount of Principal theretofore advanced by Lender (whether or not theretofore repaid) exceeds (ii) the total amount of Exit Fees theretofore paid by Borrower pursuant to this Section 2.7.2; provided, however that the foregoing shall not apply if following such acceleration Borrower has cured the Default or Event of Default that gave rise to such acceleration, and Lender has accepted such cure in lieu of such acceleration (it being understood and agreed however, that the foregoing shall in no way imply any duty or obligation whatsoever upon Lender to accept such cure following such acceleration). All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

     2.8   Extension Option. On or before October 11, 2003, Borrower may notify
           ----------------
Lender in writing that Borrower desires to extend the Stated Maturity Date to November 11, 2004. Upon receipt of such request to extend the Stated Maturity Date, Lender will promptly confirm to Borrower in writing that the Stated Maturity Date will be extended to November 11, 2004 upon the satisfaction of the following conditions:

           (a) no Event of Default exists at the time such request is made and on November 11, 2003;

           (b) Borrower delivers to Lender an Officer's Certificate confirming the accuracy of the information contained in clause (a) above; and

           (c) on or prior to November 11, 2003 Borrower either (i) extends the term of the Interest Rate Protection Agreement until November 11, 2004 or
(ii) enters into a new interest rate protection agreement on the same terms set forth in Section 2.6.1 which expires on November 11, 2004 which in either case has the effect of capping LIBOR on the maximum principal amount of the Loan at 6.46% per annum.

           If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

3.   CASH MANAGEMENT AND RESERVES
     ----------------------------

     3.1   Cash Management Arrangements. (a) Borrower shall cause all Rents to
           ----------------------------
be transmitted directly by non-residential tenants of each Property into a trust account (the "Clearing Account ") maintained by Borrower at a local bank selected by Borrower (the "Clearing Bank ") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, all Rents received by Borrower or Managers shall be deposited into the Clearing Account within one Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower's operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account ") and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts "). At all times other than during the continuance of a Cash Management Period, Lender may, in its discretion, elect to maintain the deposits and reserves required under Sections 3.2, 3.3, 3.4, 3.5 and 3.7 of this Agreement (i.e., not Clearing Account funds or security deposits) in an Eligible Account at a bank or other depository selected by Lender other than the Deposit Bank in which case, all references to the Deposit Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at Lender's discretion only in Permitted Investments. The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

     3.2   Required Repairs.
           ----------------

           3.2.1  Completion of Required Repairs. Borrower shall perform and
                  ------------------------------
complete each item of the repairs and environmental remedial work relating to the Properties described on Schedule 4 (the "Required Repairs ") within 12 months of the date hereof or such shorter period of time for such item set forth on Schedule 4.

           3.2.2  Required Repairs Reserves. On the date hereof, Borrower shall
                  -------------------------
deposit with Lender the aggregate amount set forth on Schedule 4 as being required to complete the Required Repairs and Lender shall cause such amount to be transferred to a Subaccount (the "Required Repairs Subaccount "). Provided no Default or Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (or the remaining balance, whichever is less), accompanied by the following items (which items shall be in form and substance reasonably satisfactory to Lender): (i) an Officer's Certificate (A) certifying that, to the best of Borrower's knowledge, the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each contractor with whom Borrower has contracted for the supply of materials or labor in connection with such Required Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender;
(iii) at Lender's option for requests in excess of $10,000, a title search for the applicable Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for.

     3.3   Taxes and Insurance.
           -------------------

           3.3.1   General. Borrower shall pay to Lender on each Payment Date
                   -------
(i) one-twelfth of the Taxes that Lender estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the "Tax and Insurance Subaccount "). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) as taxes come due and before delinquent, apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) if Borrower so requests, reimburse Borrower for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance satisfactory to Lender; subject, however, to Borrower's right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

           3.3.2   Alternative Insurance Escrow. (a) Notwithstanding anything to
                   ----------------------------
the contrary contained in Section 3.3.1, in lieu of the requirements set forth in clause (ii) therein with respect to Borrower's obligations to make monthly deposits on account of Insurance Premiums into the Tax and Insurance Escrow Subaccount, Borrower has on the date hereof deposited into the Tax and Insurance Escrow Subaccount an amount equal to the Alternative Insurance Escrow Amount (hereinafter defined) (the "Alternative Insurance Escrow Fund"), or at Borrower's option, delivered to Lender the Alternative Insurance Escrow L/C (hereinafter defined) in the face amount of the Alternative Insurance Escrow Amount.

           (b) Upon any non-payment of Insurance Premiums, Lender shall have the right to draw on the Alternative Insurance Escrow Fund or Alternative Insurance Escrow L/C, as applicable, for the purpose of making such required payments on behalf of Borrower.

           (c) At all times that the Alternative Insurance Escrow Fund or Alternative Insurance Escrow L/C is being held by Lender, then, notwithstanding anything to the contrary contained elsewhere in this Agreement, Borrower shall
(i) pay the Insurance Premiums as the same become due and payable and before delinquency, (ii) furnish to Lender evidence of the renewal of any expiring Policy prior to the expiration thereof, and (iii) upon request, furnish to Lender receipts for the payment of all such amounts or other evidence of such payment reasonably satisfactory to Lender.

           (d) Notwithstanding the above, Borrower's obligations to make the payments required under clause (ii) of Sections 3.3.1 shall immediately resume and shall continue until the end of the Term in the event that (i) all or any portion of the Alternative Insurance Escrow Fund or Alternative Insurance Escrow L/C is applied in accordance with subsection (b) above, (ii) if at any time Lender notifies Borrower that the issuer of the Alternative Insurance Escrow L/C ceases to be an Approved Bank (hereinafter defined) (unless Borrower delivers to Lender a replacement Alternative Insurance Escrow L/C issued by an Approved Bank within 10 days after such notice), (iii) at any time during the Term, the Alternative Insurance Escrow L/C is not replaced or renewed at least 30 days prior to its date of expiration or (iv) the Alternative Insurance Escrow L/C expires or is terminated for any reason whatsoever.

           (e) As used in this Section 3.3.2, the following terms have the meanings set forth below:

           (i) Alternative Insurance Escrow Amount means an amount equal to $63,287, which represents an amount equal to one quarterly payment of Insurance Premiums for the Properties.

           (ii) Alternative Insurance Escrow L/C means an irrevocable, unconditional, transferable, sight draft letter of credit in a face amount equal to the Alternative Insurance Escrow Amount, in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, as such letter of credit may be extended, renewed or replaced in accordance with the terms of this Agreement.

           (iii) Approved Bank means a bank whose long term unsecured debt obligations are rated at least "AA" by S&P.

     3.4   Capital Expense Reserves. Borrower shall pay to Lender on each
           ------------------------
Payment Date an amount initially equal to one_twelfth of the product obtained by multiplying $0.31 by the aggregate number of rentable square feet of space in the Properties (which, as of the date hereof is $39,678 on each Payment Date). Lender will transfer such amount into a Subaccount (the "Capital Reserve Subaccount "). Additionally, at any time during the extended Term of the Loan (provided that Borrower has elected to extend the Term pursuant to Section 2.8) upon thirty (30) days' prior notice to Borrower, Lender may on a one time basis reassess the amount of the monthly payment required under this Section 3.4 in its reasonable discretion (based upon its then current underwriting standards). Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that (i) such disbursement is for an Approved Capital Expense; (ii) if in excess of $10,000, Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying that, to the best of Borrower's knowledge, (w) such funds will be used to pay or reimburse

Borrower for Approved Capital Expenses and a description thereof, (x) all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) the same has not been the subject of a previous disbursement, and (z) all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor. During a Cash Management Period, any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee on such Approved Capital Expenses.

     3.5   Rollover Reserves. Borrower shall pay to Lender (i) $264,000 on the
           -----------------
date hereof and (ii) $54,417 on each Payment Date. Lender will transfer such amounts into a Subaccount (the "Rollover Reserve Subaccount "). Borrower shall also pay to Lender for transfer into the Rollover Reserve Subaccount all payments received from tenants in connection with the early termination or cancellation of any Leases, including fees, penalties and commissions. If Lender determines in its reasonable judgment that the funds in the Rollover Reserve Subaccount will be insufficient to pay (or in excess of) the amounts due or to become due for Approved Leasing Expenses, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Rollover Reserve Subaccount. Additionally, without limiting the foregoing, at the end of each twelve month period during the Term, Lender shall review the actual amount paid by (or reimbursed by) Borrower for the Approved Leasing Expenses relating to the normalized rollover leasing expenses at the Properties during such period and the then current balance held in the Rollover Reserve Subaccount, and provided that (i) such rollover leasing expenses were addressed to Lender's satisfaction (e.g., any new Leases entered into during such period comply with the provisions of Section 5.9 and provide for rental rates at least equal to the rental rates provided for in the applicable expired or terminated Lease) and (ii) the actual amount paid by (or reimbursed by) Borrower for such Approved Leasing Expenses are less than the amount that was anticipated by Lender as being necessary to address such rollover leasing expenses during such period, then Lender, may in its sole and absolute discretion, release a portion (representing such cost savings) of the then balance held in the Rollover Reserve Subaccount to Borrower. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrower, within 15 days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense;
(ii) if in excess of $10,000, Lender shall have (if it desires) verified (by an inspection conducted at Borrower's expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying that , to the best of Borrower's knowledge, (w) such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (x) all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) the same has not been the subject of a previous disbursement, and (z) all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. During a Cash Management Period, any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses.

     3.6   Operating Expense Subaccount. During a Cash Management Period, Rents
           ----------------------------
shall be transferred into a Subaccount (the "Operating Expense Subaccount") as provided in Section 3.10. Provided no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Operating Expense Subaccount to Borrower, within 15 days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and
(ii) such disbursement is accompanied by (A) an Officer's Certificate certifying that, to the best of Borrower's knowledge, (w) such funds will be used to pay Approved Operating Expenses and a description thereof, (x) all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) the same has not been the subject of a previous disbursement, and (z) all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

     3.7   Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be
           --------------------------------
paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount ") in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Section 7.

     3.8   Security Deposits. Borrower shall keep all security deposits under
           -----------------
Leases at a separately designated account under Borrower's control at the Clearing Bank so that the security deposits shall not be commingled with any other funds of Borrower (such account, the "Security Deposit Account "). During a Cash Management Period, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "Security Deposit Subaccount ") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements and the letter of credit is in excess of $25,000, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

     3.9   Grant of Security Interest; Application of Funds. As security for
           ------------------------------------------------
payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the "Cash Management Accounts "). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the

Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account (other than sums held in the Security Deposit Subaccount, which shall be held by Lender subject to the terms of the Leases) in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and, other than funds held in the Security Deposit Subaccount, may be commingled with other monies held by Lender. Borrower shall be entitled to receive on a quarterly basis interest on any balance in the Deposit Account and any Subaccounts (including any Eligible Account maintained at a bank or other depository other than the Deposit Bank selected by Lender in accordance with Section 3.1) at a rate equal to the U.S. and Regional Composite National Bank Average Retail Savings Money Market CD Yield, from time to time. Upon repayment in full of the Debt, all remaining funds in the Deposit Account and Subaccounts, if any, shall be promptly disbursed to Borrower.

     3.10   Property Cash Flow Allocation.
            -----------------------------

            (a) During any Cash Management Period, any Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under
Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the interest due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.10(a), then due to Lender under the Loan Documents); (iv) Fourth, to make payments for Approved Operating Expenses as required under Section 3.6; (v) Fifth, to make payments into the Capital Reserve Subaccount as required under Section 3.4; (vi) Sixth, to make payments into the Rollover Reserve Subaccount as required under Section 3.5; (vii) Seventh, after the consummation of a Secondary Market Transaction, to pay the pro rata portion of the expenses described in Section 9.1.7; and (viii) Lastly, payments to Borrower of any excess amounts.

            (b) The failure of Borrower to make all of the payments required under clauses (i) through (vii) of Section 3.10(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

            (c)   Notwithstanding anything to the contrary contained in this
Section 3.10, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 5 with reference to a specific Section of this Article 4:

     4.1   Organization; Special Purpose. Each of Borrower and Sole Member has
           -----------------------------
been duly formed and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business relating to the Properties in which it is now engaged. Each of Borrower and Sole Member is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties and related business and operations. Borrower is a Special Purpose Bankruptcy Remote Entity.

     4.2   Proceedings; Enforceability. Borrower has taken all necessary action
           ---------------------------
to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

     4.3   No Conflicts. The execution, delivery and performance of the Loan
           ------------
Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower's rights under the Licenses and the Management Agreements will not be adversely affected by the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgages, or, or subject to Section 5.11.2 of this Agreement or the provisions of the Assignments of Licenses, Permits and Contracts, the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

     4.4   Litigation. There are no actions, suits or other proceedings at law
           ----------
or in equity by or before any Governmental Authority now pending or threatened in writing against or affecting Borrower, Sole Member, the Managers or any Property, which, if adversely determined, is likely to materially adversely affect the condition (financial or otherwise) or business of Borrower, Sole Member, Managers or the condition or ownership of any Property.

     4.5   Agreements. Borrower is not a party to any agreement or instrument or
           ----------
subject to any restriction which, if performed by the parties in accordance with its terms, is likely to adversely affect Borrower or any Property, or Borrower's business, properties, operations or condition, financial or otherwise. To the best of Borrower's knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any Property is bound.

     4.6   Title. Borrower has good, marketable and indefeasible title in fee to
           -----
the real property and good title to the balance of the Properties, free and clear of all Liens (other than Leases and equipment leases, concession agreements and licenses entered into in the ordinary course of business) except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to Borrower have been paid. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower's interest in the Properties and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) owned by Borrower and which can be perfected by filing, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of any Property, or Borrower's ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property. There are no delinquent claims for payment for work, labor or materials affecting Borrower's interest in any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of Borrower's interest in any Property. To the best of Borrower's knowledge, the survey for each Property delivered to Lender does not fail to reflect any material matter, which is typically reflected in surveys, affecting such Property or the title thereto. To the best of Borrower's knowledge, all of the Improvements included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon such Property, and no easement or other encumbrance upon such Property encroaches upon any of the Improvements, except those insured against by the title insurance policy insuring the Liens of the Mortgages. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property. To the best of Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

     4.7    No Bankruptcy Filing. Borrower is not contemplating either the
            --------------------
filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "Bankruptcy Proceeding "), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither Borrower nor Sole Member has been the subject of a Bankruptcy Proceeding for the past ten years.

     4.8    Full and Accurate Disclosure. No statement of fact made by Borrower
            ----------------------------
in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has been intentionally withheld from Lender which materially adversely affects, or, as far as Borrower can foresee, is likely to materially adversely affect, any Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Properties (i) are true, complete and correct in all material respects,
(ii) accurately represent the financial condition of Borrower and each Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or any Property from that set forth in said financial statements.

     4.9    No Plan Assets. Borrower is not an "employee benefit plan," as
            --------------
defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

     4.10   Compliance. Borrower and each Property and the use thereof comply in
            ----------
all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). To the best of Borrower's knowledge, Borrower is not in default and Borrower has not received notice of any violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is likely to materially adversely affect the condition (financial or otherwise) or business of Borrower. Each Property is used exclusively as a community shopping center and other appurtenant and related uses. To the best of Borrower's knowledge, in the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way legally or contractually dependent upon any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties (collectively, the "Licenses "), have been obtained and are in full force and effect. The use being made of each Property by Borrower and, to the best of Borrower's knowledge, each tenant, is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

     4.11   Contracts. There are no material service, maintenance or repair
            ---------
contracts affecting any Property that are not terminable on one month's notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting any Property have been entered into at arms-length in the ordinary course of Borrower's business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

     4.12   Federal Reserve Regulations; Investment Company Act. No part of the
            ---------------------------------------------------
proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;
(ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     4.13   Utilities and Public Access. Each Property has rights of access to
            ---------------------------
public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary for the use and enjoyment of each Property are connected so as to serve such Property without passing over other property absent a valid easement. All roads necessary for the use of each Property for its current purpose have been completed and either dedicated to public use and accepted by all Governmental Authorities or are accessible and available through a valid easement.

     4.14   Physical Condition. Except as set forth in the Property Condition
            ------------------
Reports delivered to Lender in connection with the origination of the Loan, each Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; to the best of Borrower's knowledge, there exists no structural or other material defect or damages to any Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

     4.15   Leases. Borrower has delivered to Lender a true, correct and
            ------
complete rent roll for the Properties (the "Rent Roll "), which includes all Leases affecting the Properties. Except as set forth on the Rent Roll or tenant estoppels provided to Lender: (i) to the best of Borrower's knowledge, each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and, to the best of Borrower's knowledge, there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and, except for security deposits, no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to the best of Borrower's knowledge, there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent (except as expressly set forth in the applicable Lease); (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, to the best of Borrower's knowledge, there are no defaults on the part of the landlord under any Lease, and, to the best of Borrower's knowledge, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default;
(vi) to Borrower's best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the security deposit schedule accompanying the Rent Roll and are held consistent with Section 3.8; (viii) Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder; (x) to the best of Borrower's knowledge, no Person has any possessory interest in, or right to occupy, any Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. Borrower's interest in neither the Leases nor the Rents has been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

     4.16   Fraudulent Transfer. Borrower has not entered into the Loan or any
            -------------------
Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. To the best of Borrower's knowledge, Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

     4.17   Ownership of Borrower. The sole member of Borrower is Sole Member.
            ---------------------
The sole general partner of Sole Member is Konover Property Trust, Inc., a Maryland corporation (the "General Partner"). The General Partner currently qualifies and is taxed as a real estate investment trust under Subchapter M of the Code. KPT Property Holding Corp., a Maryland corporation, owns in excess of 95% of the limited partnership interests in Sole Member. The General Partner is the owner of all of the issued and outstanding capital stock of KPT Property Holding Corp., all of which capital stock has been validly issued, is fully paid and nonassessable and is owned by the General Partner free and clear of all assignments, pledges and security interests and free and clear of all warrants, options and rights to purchase. Neither the Borrower nor Sole Member has any obligation to any Person to purchase or repurchase any ownership interest in it, except as expressly set forth in

Sole Member's limited partnership agreement, a true and correct copy of which has been delivered to Lender in connection with the Loan. The organizational chart attached hereto as Schedule 6 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.

     4.18   Management Agreements. Each Management Agreement is in full force
            ---------------------
and effect and there is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

     4.19   Hazardous Substances. Except as disclosed in environmental reports
            --------------------
provided to Lender in connection with the origination of the Loan, (i) no Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws "); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances "provided, however that Hazardous Substances shall not include de minimus quantities of such substances commonly used in the day-to-day operation and maintenance by Borrower or any tenant of the Properties which do not require remediation under the Environmental Laws, and are otherwise in compliance with all Environmental
Laws); (iii) to the best of Borrower's knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower's acquisition of the Properties), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (iv) to the best of Borrower's knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (v) no underground storage tanks exist on any Property and no Property has ever been used as a landfill; and (vi) there have been no more recent environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower than those which have been provided to Lender.

     4.20   Name; Principal Place of Business. Borrower does not use and will
            ---------------------------------
not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

     4.21   Other Debt. There is no indebtedness of Borrower or, except as
            ----------
disclosed in writing to Lender, Sole Member, with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.19 shall survive in perpetuity.

5.   COVENANTS
     ---------

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

     5.1    Existence. Unless expressly permitted hereunder following a
            ---------
Permitted Transfer, each of Borrower and Sole Member shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Properties.

     5.2    Taxes. Borrower shall pay all Taxes as the same become due and
            -----
payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes have been so paid no later than 30 days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged (or bonded off) any Lien against any Property, and shall promptly pay for all utility services provided to any Property. After prior notice to Lender, in circumstances where Borrower is withholding payment of Taxes, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes, provided that if Borrower desires to withhold payment of such Taxes during the pendency of the contest, (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender (to the extent of amounts in excess of the Tax and Insurance Subaccount attributable thereto), to insure the payment of any such Taxes, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes, together with all costs, interest and penalties and Borrower shall be permitted to use such security to make such payment. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

     5.3   Repairs; Maintenance and Compliance; Alterations.
           ------------------------------------------------

           5.3.1   Repairs; Maintenance and Compliance. Borrower shall at all
                   -----------------------------------
times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.3.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement of which it has knowledge. Borrower shall notify Lender in writing within five (5) Business Days after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

           5.3.2   Alterations. Borrower may, without Lender's consent, perform
                   -----------
alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower's financial condition or the value or Net Operating Income of any Property and (iii) are in the ordinary course of Borrower's business. Borrower shall not perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration other than the Required Repairs, the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income for the applicable Property by 2.5% or more for a period of 60 days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender, less the amount of any reserves being held by Lender applicable to such Material Alteration, to be disbursed during progress of construction in the same manner as funds are disbursed from the Capital Reserve Subaccount under Section 3.4. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.3.2.

     5.4   Performance of Other Agreements. Subject to permitted contests,
           -------------------------------
Borrower shall observe and perform each and every material term to be observed or performed by it pursuant to the terms of any material agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

     5.5   Cooperate in Legal Proceedings. Borrower shall cooperate fully with
           ------------------------------
Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

     5.6   Further Assurances. Borrower shall, at Borrower's sole cost and
           ------------------
expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Sole Member and (b) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

     5.7   Environmental Matters.
           ---------------------

           5.7.1   Hazardous Substances. So long as Borrower owns or is in
                   --------------------
possession of any Property, Borrower shall (i) keep such Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near such Property, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, to the extent on, in or under such Property as required by law, promptly after Borrower becomes aware of same, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

           5.7.2   Environmental Monitoring.
                   ------------------------

                   (a)   Borrower shall give prompt written notice to Lender of
(i) any proceeding or notice from any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and

Borrower shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

          (b) Upon Lender's request, at any time and from time to time, Borrower shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Property or Properties, and if Lender in its good faith reasonable judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil bearings and ground water monitoring. If Borrower fails to provide any such inspection or audit within 30 days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit.

          (c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is required on a Property to correct a violation of an applicable Environmental Law ("Remedial Work "), Borrower shall commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower's expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work,
(3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender.

           (d) Borrower shall not install or permit to be installed on any Property any underground storage tank.

     5.8  Title to the Properties. Borrower will warrant and defend the title to
          -----------------------
the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons. Without Lender's prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in Borrower or Sole Member, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien.

     5.9  Leases.
          ------

          5.9.1 Generally. Upon request, Borrower shall furnish Lender with
                ---------
executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's length transactions with bona fide, independent third-party tenants.

          5.9.2 Material Leases. Borrower shall not enter into a proposed
                ---------------
Material Lease or a proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Prior to seeking Lender's consent to any Material Lease, Borrower shall deliver to Lender a copy of such proposed lease (a "Proposed Material Lease") blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrower. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease for which Lender's approval is required under this Agreement within 10 Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modifications of existing Material Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease. Provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.9.2 and shall explicitly state that failure by Lender to approve or disapprove within 10 Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within 10 Business Days after receipt by Lender of the request, the Proposed Material Lease or proposed renewal, extension (other than a renewal or extension that is being unilaterally exercised by a tenant, with respect to which Lender shall not have any consent rights) or modification of an existing Material Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

     5.9.3 Minor Leases. Notwithstanding the provisions of Section 5.9.2 above,
           ------------
provided that no Event of Default is continuing, proposed leases and renewals, amendments and modifications of existing Leases shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of not less than three years or greater than ten years (exclusive of seasonal and temporary use tenants), (c) shall provide for automatic self-operative subordination to the Mortgages and, at Lender's option,(x) attornment to Lender and (y) the unilateral right by Lender to subordinate the Liens of the Mortgages to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right for the tenant to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), or any other provision which could reasonably be expected to adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence contemporaneously with any monthly reports delivered to Lender under Section 6.3.3. With respect to any Lease or proposed renewal, extension or modification of an existing Lease that requires Lender's consent under this Section 5.9.3, provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.9.3 and shall explicitly state that failure by Lender to approve or disapprove within 10 Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within 10 Business Days after receipt by Lender of the request, the proposed Lease or proposed renewal, extension or modification of an existing Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such proposed Lease or proposed renewal, extension or modification of an existing Lease.

          5.9.4 Additional Covenants with respect to Leases. Borrower (i) shall
                -------------------------------------------
observe and perform the material obligations imposed upon the lessor under the Leases and, except as expressly permitted under this Section 5.9.4, shall not do or permit anything to impair the value of the Leases as security for the Debt;
(ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Material Lease and notices of default with respect to monetary defaults under all other Leases; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof (except as permitted in (ix) below); (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower's commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

          5.10 Estoppel Statement. After request by Lender, but not more than
               ------------------
twice in any 12 month period, Borrower shall within 15 days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate,
(iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

          5.11 Property Management.
               -------------------

               5.11.1 Management Agreements. Borrower shall (i) cause the
                      ---------------------
Properties to be managed pursuant to the Management Agreements; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreements and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any material default under any Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under any Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Managers under the Management Agreements. Without Lender's prior written consent, not to be unreasonably withheld, Borrower shall not (a) surrender, terminate, cancel, extend or renew any Management Agreement or otherwise replace any Manager or enter into any other management agreement (except pursuant to Section 5.11.2); (b) reduce or consent to the reduction of the term of any Management Agreement; (c) consent to any modification increasing the amount of any charges under any Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, any Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under any Management Agreement (or any successor management agreement) if such default permits a Manager to terminate such Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of any Manager to be transferred to a Person other than (x) an Affiliate of Borrower or (y) to an Affiliate of the purchaser in the case of a Special Transfer.

          5.11.2 Termination of Manager. If (i) as of the end of any calendar
                 ----------------------
quarter, Borrower fails to maintain a Debt Service Coverage Ratio of at least 1.10:1 or (ii) an Event of Default shall be continuing, or (iii) a Manager is in default under its Management Agreement beyond any applicable notice and cure periods, Borrower shall, at the request of Lender, terminate the Management Agreements and replace Managers with a replacement manager acceptable to Lender in Lender's discretion and the applicable Rating Agencies with a management fee not to exceed then market rates and otherwise on terms and conditions satisfactory to Lender and the applicable Rating Agencies unless, in the case of the event described in clause (i) only, Borrower shall prepay a portion of the unpaid Principal to a level such that the Debt Service Coverage Ratio after giving effect to such prepayment is restored to a level of not less than 1.10:1. All calculations of the Debt Service Coverage Ratio for purposes of this Section
5.11.2 shall be subject to verification by Lender. Borrower's failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrower to terminate the Management Agreements (unless resulting from Lender's or the Rating Agencies' failure to approve proposed replacements) shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Properties, which successor manager and Management Agreement(s) shall be approved in writing by Lender in Lender's discretion and the applicable Rating Agencies. Notwithstanding anything to the contrary contained herein, Borrower shall have the right, without obtaining Lender's or any Rating Agency's consent, to have RMC/Konover Property Trust, LLC transfer and assign its rights under its Management Agreement to KPT Properties, L.P; provided, however that concurrently with such transfer and assignment, KPT Properties, L.P shall execute and deliver to Lender a Consent and Subordination of Manager in the same form as that delivered to Lender at closing with respect to its existing Management Agreement.

     5.12 Special Purpose Bankruptcy Remote Entity. Borrower shall at all times
          ----------------------------------------
be a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 8 hereto.

     5.13 Assumption in Non-Consolidation Opinion. Borrower and Sole Member
          ---------------------------------------
shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrower's counsel in connection with the Loan, shall not be incorrect in any respect which would make the opinions contained therein untrue.

     5.14 Change In Business or Operation of Properties. Borrower shall not
          ---------------------------------------------
purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations (i.e., from the operation of the Properties as community shopping centers), or undertake or participate in activities other than the continuance of its present business (i.e., the operation of the Properties as community shopping centers) or otherwise cease to operate the Properties as community shopping center properties or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property).

     5.15 Certain Prohibited Actions. Borrower shall not directly or indirectly
          --------------------------
do any of the following: (i) change its principal place of business or chief executive office without first giving Lender 30 days' prior notice; (ii) make any change, amendment or modification to the organizational documents of Borrower, or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity; (iii) subject to Section 5.9.4(ix), cancel or otherwise forgive or release any claim (other than with respect to minor non-monetary obligations) or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business in its reasonable judgment; (iv) create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed, at any time, a maximum amount of 1% of the original amount of the Principal and are paid, subject to the last sentence of this Section 5.15, within 45 days of the date incurred (collectively, "Permitted Indebtedness");
(v) Transfer any License required for the operation of the Property; or (vi) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or permit the assets of Borrower to become "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101. Notwithstanding the foregoing, with respect to the 45-day period set forth in clause (iv) above, Borrower may, after prior notice to Lender, at its own expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity of any such Permitted Indebtedness (during which time such 45-day period shall be tolled), provided that if Borrower desires to withhold payment of such Permitted Indebtedness during the pendency of the contest, (i) no Default or Event of Default has occurred and is continuing, (ii) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (iii) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Permitted Indebtedness, together with all interest and penalties thereon, which shall not be less than 125% of the Permitted Indebtedness being contested, and (iv) Borrower shall promptly upon final determination thereof pay the amount of such Permitted Indebtedness, together with all costs, interest and penalties and Borrower shall be permitted to use such security to make such payment.

     5.16 Prohibited Transfers. Borrower shall not directly or indirectly make,
          --------------------
suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Notwithstanding the foregoing, Borrower may sell all (but not less than all) the Properties (which sale may be structured as a transfer of the beneficial ownership interests in Borrower), subject to the Loan (a "Special Transfer"), provided that the following conditions have been satisfied:

     (a) no Default or Event of Default shall have occurred and be continuing;

     (b) Lender in its reasonable discretion (and any other participant or holder of a beneficial interest in the Loan in its reasonable discretion; provided, however, with respect to obtaining such consent from any such other participant or holder of a beneficial interest in the Loan, Lender and Borrower hereby agree that Lender and/or CDC shall bear the responsibility for obtaining such consent, and Borrower's sole obligation with respect thereto shall be to request a consent thereto from Lender and CDC in accordance with the terms and provisions of this Agreement, and unless the response from Lender or CDC indicates otherwise, then any approval or deemed approval by Lender or CDC shall be deemed an approval by such other participants or holders of a beneficial interest in the Loan) and CDC in its reasonable discretion shall have approved the Special Transfer (and the proposed purchaser);

     (c) (i) the proposed purchaser shall have executed and delivered to Lender an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing such purchaser's agreement to abide and be bound by the terms of the Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender and (ii) a guarantor(s) acceptable to Lender shall have executed and delivered to Lender a Guaranty of Recourse Obligations in substantially the same form as that executed and delivered by Guarantor in connection with the Loan;

     (d) Lender shall have received evidence satisfactory to it (which shall include a substantive non-consolidation opinion reasonably acceptable to Lender) that, following the Special Transfer, the Borrower and its general partner or managing member, as the case may be, shall be in compliance with Section 5.12;

     (e) if the proposed Special Transfer occurs after a Secondary Market Transaction, Lender shall have received from Borrower a Rating Comfort Letter from the applicable Rating Agencies with respect to such sale and assumption; and

     (f) Lender shall have received an assumption fee equal to 1% of the unpaid Principal being assumed (it being understood and agreed however that if the Special Transfer is structured as a transfer of the beneficial ownership interests in Borrower, then in no event shall Borrower be required to pay such assumption fee in addition to the 1% transfer fee described in the definition of "Permitted Transfer" in Section 1.1) in addition to the payment of all recording fees and other reasonable costs and expenses incurred by the Lender in connection with such Special Transfer (including reasonable attorneys' fees and costs).

Notwithstanding the foregoing, with respect to any Transfer (including a Special Transfer) that requires consent from Lender and CDC (and any other participant or holder of a beneficial interest in the Loan), provided that no Event of Default is continuing, if Borrower provides Lender and CDC with a written request for approval (which written request shall specifically refer to this Section 5.16 and shall explicitly state that failure by Lender and CDC to approve or disapprove within 20 Business Days will constitute a deemed approval) and Lender and/or CDC fail to respond to Borrower within 20 Business Days after receipt by Lender and CDC of the request, the proposed

Transfer shall be deemed approved by the non-responding party, and the condition described in subsection (b) above shall be deemed satisfied as to such non-responding party.

     5.17 Expenses. Borrower shall reimburse Lender upon receipt of notice for
          --------
all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including, as and to the extent provided in this Agreement, confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof and
(ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.17 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

     5.18 Indemnity. Borrower shall defend, indemnify and hold harmless Lender
          ---------
and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "Indemnified Party "), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "Indemnified Liabilities ") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of any Mortgage, any Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work;
(xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section
5.18 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

6.   NOTICES AND REPORTING
     ---------------------

     6.1 Notices. All notices, consents, approvals and requests required or
         -------
permitted hereunder or under any other Loan Document (a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: CDC Mortgage Capital Inc., 9 West 57/th/ Street, 36/th/ Floor, New York, New York 10019; Attention: Real Estate Administration (Gary DiGiuseppe), Telecopier (212) 891-6263, with a copy to:
Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq., Telecopier: (212) 836-8689; if to Borrower: c/o KPT Properties, L.P., 3434 Kildaire Farm Road, Suite 200, Raleigh, North Carolina 27606,
Attention: Legal Department, Telecopier: (919) 372-3261, with a copy to: Mayer, Brown & Platt, 1909 K Street, N.W., Washington, D.C., 20006, Attention: Keith J. Willner, Esq., Telecopier: (202) 263-3300. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day or in the case of facsimile, upon the confirmation of such facsimile transmission.

     6.2 Borrower Notices and Deliveries. Borrower shall (a) give prompt written
         -------------------------------
notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened in writing against Borrower or Sole Member which, if adversely determined, is likely to materially adversely affect Borrower's or Sole Member's condition (financial or otherwise) or business or any Property; (ii) any material adverse change in Borrower's or Sole Member's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it; and
(b) furnish and provide to Lender: (i) any Securities and Exchange Commission 10K's and 10Q's filed with respect to Borrower, Sole Member or Konover Property Trust, Inc. within five (5) Business Days of such filing (and, after request by Lender, any other Securities and Exchange Commission filings or other public filings, if any, of Borrower, Sole Member or Konover Property Trust, Inc. within five (5) Business Days after request) and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, which are in existence and are reasonably requested, from time to time, by Lender. In addition, after request by Lender, Borrower (x) shall furnish to Lender (but no more frequently than twice in any year) within fifteen days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) use commercially reasonable efforts to obtain and deliver to Lender (but no more frequently than once in any year) within 45 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

     6.3 Financial Reporting.
         -------------------

          6.3.1 Bookkeeping. Borrower shall keep on a calendar year basis, in
                ------------
accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Properties, whether such income or expense is realized by Borrower, Managers or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          6.3.2 Annual Reports. Borrower shall furnish to Lender annually, (i)
                --------------
within 60 days after each calendar year, unaudited financial statements of Borrower, and (ii) within 90 days after each calendar year, a complete copy of Borrower's annual financial statements audited by a "big five" accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP and containing balance sheets and statements of profit and loss for Borrower and the Properties in such detail as Lender may reasonably request. Each such statement (x) shall be in form and substance reasonably satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Properties for the immediately preceding calendar year, including statements of annual Net Operating Income as well as to be accompanied by (1) a list of tenants, if any, occupying more than twenty percent of the rentable space of the Properties, (2) a breakdown showing
(a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Properties and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default.

     6.3.3 Monthly Reports. Borrower shall furnish to Lender within 20 days
           ---------------
after the end of each calendar month the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Properties during such calendar month, all in form reasonably satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Properties, together with a detailed explanation of any variances of 10% or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Properties. Each such statement shall be accompanied by an Officer's Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties in accordance with GAAP (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

     6.3.4 Other Reports. Borrower shall furnish to Lender, within ten Business
           -------------
Days after request, such further detailed information with respect to the operation of the Properties and the financial affairs of Borrower, Sole Member or Managers as may be reasonably requested by Lender or any applicable Rating Agency.

     6.3.5 Annual Budget. Borrower shall prepare and submit (or shall cause
           -------------
Managers to prepare and submit) to Lender within 30 days after a Cash Management Period and by December 1st of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Properties for the succeeding calendar year (the "Annual Budget "), and, promptly after preparation thereof, any revisions to such Annual Budget. Lender's failure to approve or disapprove any Annual Budget or revision within 30 days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof. The Annual Budget shall consist of (i) an operating expense budget (the "Operating Budget ") showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder, and (ii) a Capital Expense budget (the "Capital Budget ") showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses.

     6.3.6 Breach. If Borrower fails to provide to Lender or its designee any of
           ------
the financial statements, certificates, reports or information (the "Required Records ") required by this Section 6.3.6 within 30 days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its discretion, an amount equal to $2,500 for each Required Record that is not delivered; provided Lender shall have specifically requested such Required Records in writing and has given Borrower at least 15 days' prior notice of such failure and of the imposition of such fees as a consequence of such failure. In addition, 30 days after Borrower's failure to deliver any Required Records, Lender shall have the option, upon 15 days notice to Borrower to gain access to Borrower's books and records and prepare or have prepared at Borrower's expense, any Required Records not delivered by Borrower.

7.   INSURANCE; CASUALTY; AND CONDEMNATION
     -------------------------------------

     7.1  Insurance.
          ---------

          7.1.1 Coverage. Borrower, at its sole cost, for the mutual benefit of
                --------
Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance with respect to each Property:

          (a) Property insurance insuring against loss or damage by standard, "all-risk" perils, which shall (i) be in an amount equal to the greatest of (A) the then full replacement cost of such Property without deduction for physical depreciation, (B) 125% of the Allocated Loan Amount for such Property, and (C) such amount as is necessary so that the insurer would not deem Borrower a co-insurer under such policies, (ii) have deductibles no greater than the lesser of $100,000 or 5% of Net Operating Income per occurrence, (iii) be paid annually in advance and (iv) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

          (b) Flood insurance if any part of such Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, in an amount at least equal to the lesser of: (i) the greater of
(A) the then full replacement cost of such Property without deduction for physical depreciation and (B) 125% of the Allocated Loan amount for such Property and (ii) the maximum limit of coverage available with respect to such Property.

          (c) Commercial general public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of such Property.

          (d) Rental loss and/or business interruption insurance in an amount equal to the greater of (i) the estimated Rents for the next succeeding 18-month period or (ii) the projected operating expenses, Capital Expenses and Debt Service for such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents or operating expenses and Debt Service increase.

          (e) Insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and Equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $2,000,000 or such higher amount Lender may require at any time.

          (f) Worker's compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement.

          (g) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of such Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

          (h) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

          (i) Such other insurance (including environmental liability insurance, earthquake insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

          7.1.2 Policies. All policies of insurance (the "Policies ") required
                --------
pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rat7ing of "AA-" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:VII or better in the current Best's Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies and that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "Insurance Premiums ") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least 30 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy within 30 days after its effective date. Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

     7.2  Casualty.
          --------

          7.2.1 Notice; Restoration. If any Property is damaged or destroyed,
                -------------------
in whole or in part, by fire or other casualty (a "Casualty "), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

          7.2.2 Settlement of Proceeds. If a Casualty covered by any of the
                ----------------------
Policies (an "Insured Casualty ") occurs where the loss does not exceed $500,000, provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the "Proceeds "). In the event of an Insured Casualty where the loss equals or exceeds $500,000 (a "Significant Casualty "), Borrower may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing, in which case Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss. The Proceeds with respect to any Significant Casualty shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

     7.3  Condemnation.
          ------------

          7.3.1 Notice; Restoration. Borrower shall promptly give Lender notice
                -------------------
of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "Condemnation ") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value (relative to the outstanding Principal after giving effect to the prepayment of the Award) and of substantially the same character (and to have the same utility) as prior to such Condemnation.

          7.3.2 Collection of Award. Lender is hereby irrevocably appointed as
                -------------------
Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "Award ") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

     7.4  Application of Proceeds or Award.
          --------------------------------

          7.4.1 Application to Restoration. If an Insured Casualty or
                --------------------------
Condemnation occurs where (i) the loss is in an aggregate amount less than the 25% of the Allocated Loan Amount for the affected Property, (ii) in the reasonable judgment of Lender, the affected Property can be restored within nine months, and prior to six months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and (iii) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to pay for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "Restoration "), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to pay for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property (together with rent loss insurance) will be at least equal to the sum of the operating expenses and Debt Service for such Property, as reasonably determined by Lender.

          7.4.2 Application to Debt. Except as provided in Section 7.4.1, any
                -------------------
Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be subject to the Exit Fee, but shall otherwise be without any Yield Maintenance Premium or Prepayment Premium, unless an Event of Default (other than an Event of Default that is caused solely by the subject Casualty or Condemnation) has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium or Prepayment Premium (if and as applicable), if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.

          7.4.3 Procedure for Application to Restoration. If Borrower is
                ----------------------------------------
entitled to use the Proceeds or an Award held by Lender for Restoration, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration,
(ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's reasonable judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower's expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt, which shall be subject to the Exit Fee, but shall otherwise be without any Yield Maintenance Premium or Prepayment Premium unless an Event of Default has occurred and is continuing, or returned to Borrower.

8.   DEFAULTS
     --------

     8.1  Events of Default. An "Event of Default" shall exist with respect to
          -----------------
the Loan if any of the following shall occur:

          (a) any portion of the Debt is not paid when due or any other amount under Section 3.10(a)(i) through (vii) is not paid in full on each Payment Date (unless during any Cash Management Period, sufficient funds are available in the relevant Subaccount on the applicable date);

          (b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrower's right to contest Taxes in accordance with Section 5.2;

          (c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

          (d)   a Transfer other than a Permitted Transfer occurs;

          (e) any representation or warranty made by Borrower or Guarantor or in any Loan Document, or in any certificate or financial statement furnished by Borrower or Guarantor to Lender under or in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

          (f) Borrower, Sole Member or Guarantor shall (i) make an assignment for the benefit of creditors, or (ii) shall generally not be paying its debts as they become due;

          (g) a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member or Guarantor; or Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within 90 days;

          (h)   Borrower breaches any covenant contained in Sections 5.11.1 (a)
- (f), 5.12, 5.14 or 5.15;

          (i) except as expressly permitted hereunder, the alteration, improvement, demolition or removal of all or any of portion of any of the Improvements without the prior written consent of Lender;

          (j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

          (k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

          (l) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower's counsel in connection with the Loan or otherwise hereunder, were not true and correct in any material respect as of the date of such opinion or thereafter became untrue or incorrect such that the legal opinions expressed therein become untrue or incorrect in any material aspect;

          (m) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed 90 days.

     8.2  Remedies.
          --------

          8.2.1 Acceleration. Upon the occurrence of an Event of Default (other
                ------------
than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter during the continuation of such Event of Default, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of
Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

          8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default,
                -------------------
all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its discretion.

          8.2.3 Severance. After an Event of Default, Lender shall have the
                ---------
right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

          8.2.4 Delay. No delay or omission to exercise any remedy, right or
                -----
power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or less than all or less than all of any portion of any Property, the Rents, the Cash Management Accounts or any other collateral.

          8.2.5 Lender's Right to Perform. If Borrower fails to perform any
                -------------------------
covenant or obligation contained herein and such failure shall continue beyond any applicable notice and cure periods, if any, and for a period of five Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other
Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.   SPECIAL PROVISIONS
     ------------------

     9.1  Sale of Note and Secondary Market Transaction.
          ---------------------------------------------

          9.1.1 Cooperation. Subject to the Expense Amount as a limitation on
                -----------
the expenditures required to be made by Borrower under this Paragraph, Borrower shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein or securitizations of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization, a "Secondary Market Transaction"): (a) (i) subject to appropriate confidentiality restrictions, provide such financial and other information with respect to the Properties, Borrower, Managers and any tenants of the Properties, (ii) provide business plans and budgets relating to the Properties and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Properties, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the "Provided Information"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) at Borrower's expense, cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Properties, Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Properties, Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower and Sole Member from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower's organizational documents, as may be reasonably requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in a material change in the terms and conditions of the Loan Documents. Borrower shall pay all reasonable third party costs and expenses incurred by Lender in connection with a Secondary Market Transaction up to a maximum amount equal to $25,000 (the "Expense Amount") which shall be withheld from the proceeds of the Loan. If the expenses payable by Borrower pursuant to this Section are less than the amount withheld from the proceeds of the Loan, Lender shall remit the difference to Borrower within seven business days after a Secondary Market Transaction.

          9.1.2 Use of Information. Borrower understands that, subject to
                ------------------
appropriate confidentiality restrictions, all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary
Market Transaction, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Managers and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

          9.1.3 Borrower Obligations Regarding Disclosure Documents. In
                ---------------------------------------------------
connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Properties, Managers and the Loan, and that, to the best of Borrower's knowledge, such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "Underwriters") retained by Lender or its issuing company affiliate (the "Issuer") in connection with a Secondary Market Transaction, (ii) Lender and
(iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "Registration Statement"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or
Section 30 of the Exchange Act (collectively within (iii), the "CDC Group"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the CDC Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Managers, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to (i) untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such Disclosure Document or (ii) any information or document not provided to or certified by Borrower. Notwithstanding anything to the contrary contained in this Section 9.1.3, nothing contained herein shall impose liability upon Borrower for any losses, claims, damages or liability arising out of or based upon an untrue statement of any material fact contained in any statement, report or document provided to Lender on behalf of Borrower by a party who is not an Affiliate of Borrower (a "Third Party Report") or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless Borrower had actual knowledge at the time Borrower provided such statement, report or document to Lender that such Third Party Report contains such untrue statement or omission.

          9.1.4 Borrower Indemnity Regarding Filings. In connection with filings
                ------------------------------------
under the Exchange Act, Borrower shall (i) indemnify Lender, the CDC Group and the Underwriter Group for any Liabilities to which Lender, the CDC Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the CDC Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, CDC Group or the Underwriter Group in connection with defending or investigating the Liabilities.

          9.1.5 Indemnification Procedure. Promptly after receipt by an
                -------------------------
indemnified party under Section 9.1.3 or 9.1.4 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 9.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

          9.1.6 Contribution. In order to provide for just and equitable
                ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 9.1.3 or 9.1.4 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or 9.1.4, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the CDC Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          9.1.7 Rating Surveillance. Lender will retain the Rating Agencies to
                -------------------
provide rating surveillance services on Securities. The pro rata expenses of such surveillance not to exceed $2,500 per month will be paid for by Borrower based on the applicable percentage of such expenses determined by dividing the then outstanding Principal by the then aggregate outstanding amount of the pool created in the Secondary Market Transaction which includes the Loan.

          9.1.8 Severance Documentation. Within 10 days after request by Lender,
                -----------------------
Borrower shall execute and deliver such documentation as Lender may reasonably request (including substitute or replacement notes and mortgages) to effectuate a severance of the Loan into two loans (the "Severed Loans"), one of which may be subordinate to the other. The Severed Loans shall have an aggregate principal amount equal to the then principal amount of the Loan, and shall, when taken together, provide for a rate of interest, debt service payments and other economic terms which are the same as the rate of interest, debt service payments and other economic terms of the Loan, and shall, to greatest extent practicable, have terms that are otherwise the same as those contained in the Loan Documents. Borrower shall at no material expense to Borrower cooperate with Lender in all reasonable respects to enable Lender to effect such severance of the Loan, including, if requested by Lender, delivering to Lender updated opinions and other documentation similar to that delivered by Borrower in connection with the closing of the Loan and assisting Lender in obtaining any modifications or updates to its title insurance (provided that Borrower shall have no obligation to incur any additional title insurance premiums or other title charges in connection therewith).

10.  MISCELLANEOUS
     -------------

     10.1 Exculpation. Anything to the contrary in this Loan Agreement
          -----------
notwithstanding, but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or otherwise impose personal liability upon Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the

Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder (except as otherwise provided in this Section 10.1); (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases (except as otherwise provided in this Section 10.1); (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage or to exercise its remedies against all or any of the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following: (a) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan; (b) the willful misconduct of Borrower;
(c) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.19 and 5.7, and clauses (viii) through (xi) of Section 5.18; (d) physical waste or after an Event of Default, the removal or disposal of any material portion of any Property without replacing it with an item of the same or greater value; (e) the misappropriation (i.e., in violation of the terms of this Agreement) by Borrower of (x) any Proceeds paid by reason of any Insured Casualty, (y) any Award received in connection with a Condemnation, or (z) any Rents, refund of Taxes or amounts in any Subaccount (including any distributions or payments to members/partners/shareholders of Borrower during a period which Lender did not receive the full amounts required to be paid to Lender under the Loan Documents); (f) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof; (g) any security deposits collected with respect to any Property which are not delivered to Lender upon a foreclosure of any Mortgage or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and (h) the failure by Borrower or any applicable tenant to pay any deductible under the terms of (x) any environmental insurance policy with respect to any 10.1 Property or (y) with respect to the Hollywood Festival Property or the Lake Washington Property, the FDEP Dry Cleaning Solvent Cleanup Program; with respect to the Braves Village Property, the South Carolina Dry Cleaning Solvent Cleanup Program; and with respect to the Stanton Square Property, the North Carolina Dry Cleaners Solvent Cleanup Program.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event (i) that a Transfer (other than with respect to the entering into of Leases, easements, restrictive covenants, licenses or occupancy agreements) other than a Permitted Transfer shall have occurred or (ii) of a breach of the covenant set forth in Section 5.12 (provided, however, with respect to a breach of any of the covenants described in clauses (xi) - (xx), clause (xxi) (solely, however, as the same relates to an unintentional and immaterial breach of the portion of such clause (xxi) that relates to unsecured trade payables (as opposed to other indebtedness)), clause (xxiv) and clause (xxxii) set forth on Schedule

8, the foregoing recourse shall only be triggered if a court of competent jurisdiction has ordered the substantive consolidation of the assets and liabilities of the applicable Borrower with any other Person), or (iii) in the event of the occurrence of any condition or event described in either (x) clause
(i) of Section 8.1(f) or (y) Section 8.1(g) and, with respect to such condition or event described in Section 8.1(g), either Borrower, Sole Member, Guarantor or any Person owning an interest (directly or indirectly) in Borrower consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event.

     10.2 Brokers and Financial Advisors. Borrower and Lender each hereby
          ------------------------------
represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Each of Borrower and Lender shall indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

     10.3 Retention of Servicer. Lender reserves the right to retain the
          ---------------------
Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender.

     10.4 Survival. This Agreement and all covenants, agreements,
          --------
representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower's covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

     10.5 Lender's Discretion. Whenever pursuant to this Agreement or any other
          -------------------
Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     10.6 Governing Law.
          -------------

          (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO (S) 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.


          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT MAYER, BROWN & PLATT AT 1675 BROADWAY, NEW YORK, NEW YORK 10019, ATTENTION REAL ESTATE GROUP, MANAGING PARTNER, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK

(WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND
(iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     10.7  Modification, Waiver in Writing. No modification, amendment,
           -------------------------------
extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

     10.8  Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL
           -------------
BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

     10.9  Headings/Exhibits. The Section headings in this Agreement are
           -----------------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

     10.10 Severability. Wherever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.11 Preferences. Upon the occurrence and continuance of an Event of
           -----------
Default, Lender shall have the continuing and exclusive right to apply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

     10.12 Waiver of Notice. Borrower shall not be entitled to any notices of
           ----------------
any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Except as provided in the immediately preceding sentence, Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

     10.13 Remedies of Borrower. If a claim or adjudication is made that Lender
           --------------------
or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower's behalf.

     10.14 Prior Agreements. This Agreement and the other Loan Documents
           ----------------
contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

     10.15 Offsets, Counterclaims and Defenses. Borrower hereby waives the
           -----------------------------------
right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     10.16 Publicity. Except for disclosures required by law, the SEC or stock
           ---------
exchange rule, all news releases, publicity or advertising by either party or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the CDC Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of the other party, not to be unreasonably withheld.

     10.17 No Usury. Borrower and Lender intend at all times to comply with
           --------
applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     10.18 Conflict; Construction of Documents. In the event of any conflict
           -----------------------------------
between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

     10.19 No Third Party Beneficiaries. The Loan Documents are solely for the
           ----------------------------
benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

     10.20 Yield Maintenance Premium. Borrower acknowledges that (a) Lender is
           -------------------------
making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in this Agreement or the Note, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower's obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

     10.21 Assignment. The Loan, the Note, the Loan Documents and/or Lender's
           ----------
rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents except as expressly permitted hereunder.

     10.22 Cross Default; Cross Collateralization. Borrower acknowledges that
           --------------------------------------
Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

     10.23 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                     KPT COMMUNITIES LLC, a Delaware limited liability company

                     By: KPT Properties, L.P., its sole member, a Delaware limited partnership

                          By:  Konover Property Trust, Inc., its
                               general partner, a Maryland corporation

                               By:  __________________________________
                                    Name:
                                    Title:



                     CDC MORTGAGE CAPITAL INC.

                     By: ____________________________________________
                         Name:
                         Title: